Exhibit 5.1

Baker & McKenzie ABN 32 266 778 912 Tower One - International Towers Sydney Level 46, 100 Barangaroo Avenue Barangaroo NSW 2000 Australia

P.O. Box R126 Royal Exchange NSW 1225 Australia

29 August 2026	Tel: +61 2 9225 0200 Fax: +61 2 9225 1595 DX: 218 SYDNEY www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

The Directors

Kazia Therapeutics Limited

Three International Towers

Level 24, 300 Barangaroo Ave

SYDNEY NSW 2000

Dear Directors

Kazia Therapeutics Limited - Registration Statement on Form F-3

We have acted as Australian legal counsel to Kazia Therapeutics Limited ACN 063 259 754 (“Company”), a public company limited by shares incorporated under the laws of the Commonwealth of Australia, in connection with its filing with the U.S. Securities and Exchange Commission (“Commission”) of a prospectus supplement (“Prospectus Supplement”) relating to the proposed offer, issue and sale by the Company of 2,580,000 American Depositary Shares (“ADSs”) each representing five hundred (500) Ordinary Shares (as defined below), pre-funded warrants to purchase 303,200 ADSs (the “Pre-Funded Warrants”), Series A Warrants to purchase up to 2,243,478 ADSs (the “Series A Warrants”) and Series B Warrants to purchase up to 2,064,000 ADSs (the “Series B Warrants” and, together with the Pre-Funded Warrants and Series A Warrants, the “Warrants”; the ADSs issuable upon exercise of the Warrants and the Ordinary Shares underlying such ADSs, the “Warrant Shares”) filed or to be filed with the Commission as part of a registration statement on Form F-3 (File No. 333-294392) (including information incorporated or deemed incorporated by reference therein in accordance with the applicable rules of the Commission) (“Registration Statement”) filed under the U.S. Securities Act of 1933, as amended (“Securities Act”), which Registration Statement was declared effective on 27 March 2026.

In this opinion:

(a)    “Offered ADSs” means the ADSs offered pursuant to the Prospectus Supplement;

(b)    “Offered Warrants” means the Pre-Funded Warrants, Series A Warrants and Series B Warrants offered pursuant to the Prospectus Supplement;

(c)    “Ordinary Shares” means fully paid ordinary shares in the capital of the Company;

(d)    “Securities” means each of the following (as applicable):

(i)  the Offered ADSs;

(ii)   the Offered Warrants;

(iii)   the Underlying Shares; and

(iv)   the Warrant Shares;

Baker & McKenzie, an Australian Partnership, is a member of Baker & McKenzie International.

(e)	“Underlying Shares” means the Ordinary Shares underlying the Offered ADSs and the Ordinary Shares underlying the ADSs issuable upon exercise of the Warrants;

(f)	“Warrant Agents” means the Company, in its capacity as warrant agent under the Warrant Agreements, or any successor warrant agent appointed by the Company in accordance with the terms thereof;

(g)	“Warrant Agreements” means the Pre-Funded Warrant Agreements, Series A Warrant Agreement and the Series B Warrant Agreement in the form set out in Annexure A, each dated 31 August 2026 and each in an identical form as Annexure A, but for the Securities (as applicable), between the Company and the respective Warrant Agent;

(h)	“Warrant Shares” means the ADSs issuable upon exercise of the Warrants and the Ordinary Shares underlying such ADSs; and

(i)	“Underwriting Agreement” means the Underwriting Agreement dated 28 August 2026 among the Company, Leerink Partners LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein.

1.	Documents examined

1.1	For the purposes of this opinion, we have examined and relied on copies of the following documents:

(a)	the Registration Statement;

(b)	the Prospectus Supplement;

(c)	the Underwriting Agreement;

(d)	the Warrant Agreements;

(e)	the Amended and Restated Deposit Agreement dated 13 June 2016 between Novogen Limited (being the former name of the Company), the Bank of New York Mellon and the various owners and holders of American Depositary Shares under that agreement; and

(f)	the Constitution of the Company dated 16 November 2022 (“Constitution”).

1.2	We have also examined and relied upon a certificate, dated 29 August 2026, of Director of the Company, Steven Roy Stent Coffey, certifying, among other things, the accuracy and completeness of the Constitution and circulating resolutions of the Board of Directors of the Company dated 15 March 2026 and 27 August 2026.

1.3	We have also examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

2.	Searches

2.1	We have relied on the information that is available to the public in extract form in relation to the Company from the companies register maintained by the Australian Securities and Investments Commission (“ASIC”) on 29 August 2026 at 7:40am (Sydney time).

2.2	We have not made any other searches for the purposes of giving this opinion.

3.	Assumptions

3.1	For the purpose of the opinions expressed herein, we have assumed:

(a)	the genuineness of all signatures and the authenticity of all documents, instruments and certificates submitted to us (any such agreement, the “Reviewed Agreement” and together, the “Reviewed Agreements”) as originals and the exact conformity with the authentic originals of all Reviewed Agreements;

(b)	all Reviewed Agreements have not been modified, amended or terminated by subsequent actions or agreements of which we are not aware;

(c)	that each party to each Reviewed Agreement, (including the Underwriting Agreement and the Warrant Agreements) has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder (other than with respect to the Company to the extent expressly set forth in paragraph 5.1(c) below);

(d)	any facts which may give reason to question the validity, continuing effectiveness or lawfulness of any Reviewed Agreement have been drawn to our attention;

(e)	all matters of internal management required by the constitution of each of the parties to the relevant documents (other than the Company) have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(f)	any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations of all parties to those documents and none of the execution, delivery or performance of any document by any party to the document violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(g)	the execution and delivery of the Reviewed Agreements and the performance by the Company of its obligations under the terms and conditions thereunder, including the:

(i)	issue, sale or resale authorisation; and

(ii)	issuance and sale of the Securities,

do not and will not conflict with and do not and will not result in a breach of applicable laws;

(h)	the Company has not and will not engage in any bad faith, fraud, undue influence, coercion, duress, unconscionable, misleading or deceptive conduct (including by way of omission) or similar conduct in connection with the issuance, sale or resale (as applicable) of the Securities;

(i)	all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing and undertaking a search of the companies register maintained by ASIC as noted in paragraph 2.1, in order for us to provide this opinion;

(j)	the Company is and will be able to pay its debts as and when they fall due, and is and will be, otherwise solvent as at the time any Securities are issued, sold or resold (as applicable);

(k)	the details revealed by our search of the companies register maintained by ASIC are current at the date of that search; and

(l)	there is no order, ruling or decision of any court or regulatory or administrative body in effect at any relevant time that restricts the issuance of the Securities.

3.2	We have also assumed that at all material times:

(a)	the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture, document or instrument relating to the Company’s issuance of the Securities to which the Company is party (“Issue Document”) but which Issue Document has not been submitted to us (any such agreement, the “Agreement”);

(b)	the Company has the necessary corporate power and capacity to validly issue the Securities and perform its obligations under the terms and conditions of the Securities;

(c)	all necessary corporate action has been taken by the Company to duly authorise the execution and delivery by the Company of any such Agreement and the performance of its obligations under the terms and conditions thereof;

(d)	all necessary corporate action has been taken by the Company to duly issue the Securities, authorise the terms of the offering of the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the issuance of the Securities in the applicable Agreement, if any, have been complied with;

(e)	the applicable Agreement, if any, (i) has been duly authorised, executed and delivered by all parties thereto and such parties have the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) complies with all applicable laws; and

(f)	the execution and delivery of the applicable Agreement, if any, and the performance by the Company of its obligations under the terms and conditions thereunder, including the authorisation and issuance of the Securities, do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any provision of the Constitution of the Company from time to time, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

3.3	The fact that the above assumptions have been made does not imply that we have made any inquiry to verify them. However, nothing has come to our attention in the course of our involvement in the filing of the Registration Statement which has caused us to believe, and we do not believe, that any of these assumptions are incorrect.

4.	Qualifications

4.1	Our opinions expressed in this opinion are subject to the following qualifications:

(a)	we have acted and been involved only in our capacity as Australian legal counsel to the Company as described in this opinion. We express no opinion as to the impact or relevance of the laws of any other jurisdiction;

(b)	we express no opinion on the business, operational, commercial, market-related, financial, accounting, insurance, superannuation or taxation matters referred to in the Prospectus Supplement or the Registration Statement;

(c)	the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act and remaining effective at the time of resale of any Securities;

(d)	each of the Registration Statement and the Prospectus Supplement has been prepared, delivered and timely filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder;

(e)	the agreed upon consideration being received for the issue of the Securities;

(f)	the aggregate offering price for all Offered ADSs and Offered Warrants issued pursuant to the Prospectus Supplement not exceeding US$120,000,000;

(g)	the terms of the issuance and sale of the Securities being in conformity with any resolutions of the board of directors and shareholders of the Company, the Constitution and the Corporations Act 2001 (Cth) (Corporations Act), and in the manner stated in the Registration Statement and the Prospectus Supplement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and

(h)	the statements made and opinions given in this opinion are based on the knowledge of those partners and solicitors of Baker & McKenzie who have acted for the Company in connection with the filing of the Registration Statement. We have not made inquiries of other partners or solicitors of Baker & McKenzie who may have knowledge acquired in the course of acting on other matters for the Company or for other clients of the firm.

5.	Opinion

5.1	Subject to the assumptions and qualifications set out in this opinion, we are of the opinion:

(a)	the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia and in “good standing” (as such term is not defined under the Corporations Act, meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

(b)	the issue of the Securities has been duly authorised by the Company;

(c)	that upon payment for the Offered ADSs, the Underlying Shares will be validly issued, fully paid and “non-assessable” (for the purposes of this opinion, the term “non-assessable” when used to describe the liability of a person as the registered holder of securities is not a concept known under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such securities, having fully paid all amounts due on the issue of such securities, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of securities); and

(d)	that upon valid exercise of the Warrants and payment of the applicable exercise price therefor, the Ordinary Shares underlying the Warrant Shares, if issued in accordance with the Warrant Agreements, will be validly issued, fully paid and “non-assessable” (as described in paragraph 5.1(c) above).

6.	Applicability

6.1	We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under that Act.

6.2	This opinion is given in respect of the laws of New South Wales and the Commonwealth of Australia which are in force at 9:00 am (Sydney time) as at the date of this opinion. We have not investigated and do not express any view about any law other than that of Australia.

6.3	This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

6.4	This opinion is deemed to be given as of the date of this letter and will speak as at such date. We do not undertake any obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or binding authority) that may occur or come to our attention after the date of this letter which may affect our opinion.

6.5	This opinion is furnished solely for the benefit of the addressee in connection with the Registration Statement and is not to be transmitted to any other person, nor is it to be relied upon by any other person or used for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent.

6.6	This opinion is given only on behalf of Baker & McKenzie, an Australian partnership, and not on behalf of any other member firm of Baker & McKenzie International. In this opinion, “Baker & McKenzie”, “we”, “us”, “our” and like expressions should be construed accordingly.

Yours sincerely

Baker & McKenzie

Annexure A – Warrant Agreements